Exhibit 3.3
CERTIFICATE OF DESIGNATION
OF
5.75% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK
OF
GREEN BRICK PARTNERS, INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
Green Brick Partners, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation or a duly authorized committee of the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware.
“NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the certificate of incorporation of the Corporation, there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby fixed the number of shares constituting such series and the designation of such series, and the voting powers of the shares of such series, preferences and relative, participating, optional and other special rights and privileges, and the qualifications, limitations and restrictions thereof, of the shares of such series as set forth on Exhibit A attached hereto and incorporated herein by reference.”
IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Financial Officer this 21 day of December, 2021.

By:	/s/ Richard A. Costello
Name: Richard A. Costello
Title: Chief Financial Officer

EXHIBIT A
TO
CERTIFICATE OF DESIGNATION
OF
5.75% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK
OF
GREEN BRICK PARTNERS, INC.
Section 1. Designation and Number. The designation of the series of Preferred Stock shall be “5.75% Series A Cumulative Perpetual Preferred Stock,” par value $0.01 per share, of the Corporation (hereinafter referred to as the “Series A Preferred Stock”), and the number of shares constituting such series shall be 50,000. The number of shares of Series A Preferred Stock may from time to time be increased (but not above the total number of authorized shares Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution or resolutions duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) or any duly authorized committee of the Board of Directors and by the execution, acknowledgement and filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) stating that such specific increase or reduction, as the case may be, has been so authorized and directed. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock.
Section 2. Rank. The Series A Preferred Stock shall, as to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, rank: (1) senior to all classes or series of common stock of the Corporation (the “Common Stock”) and to each other class or series of capital stock of the Corporation issued by the Corporation, other than any class or series of capital stock of the Corporation issued with terms specifically providing that such class or series of capital stock of the Corporation ranks senior to or on a parity with the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (2) on a parity with each class or series of capital stock of the Corporation issued by the Corporation with terms specifically providing that such class or series of capital stock of the Corporation ranks on a parity with the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; and (3) junior to each class or series of capital stock of the Corporation issued by the Corporation with terms specifically providing that such class or series of capital stock of the Corporation ranks senior to the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, none of which exists on the original effective date of this Certificate of Designation (as the same may be amended, amended and restated or restated from time to time, this “Certificate of Designation”).
Section 3. Dividends.
(a) Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Corporation then outstanding and ranking, with respect to the designation and payment of dividends, senior to the Series A Preferred Stock, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.75% per annum of the $25,000.00 liquidation preference per share of the Series A Preferred Stock. Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series A Preferred Stock are issued (the “Original Issue Date”), or, if later, the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on or about March 15, 2022; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid, at the Corporation’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day; provided, further, that no dividends shall accrue on any share of Series A Preferred Stock for any Dividend Period (as defined below) having a Dividend Record Date (as defined below) before the date such share of Series A Preferred Stock was issued. The amount of any dividend payable on the Series A Preferred Stock for any period greater or less than a full Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Such dividends shall be payable to holders of record of shares of Series A Preferred Stock as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date. Notwithstanding any provision to the contrary contained in this Section 2, each holder of an outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the record date fixed by the Board of Directors for determining the holders of shares of the Series A Preferred Stock entitled to receive payment of dividends on the applicable Dividend Payment Date, which record date may not be more than 30 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the 15th calendar day of each March, June, September and December commencing on March 15, 2022. “Dividend Period” shall mean the respective periods commencing on the 15th day of January, April, July and October of each year and ending on and including the day immediately preceding the first day of the next succeeding Dividend Period (other than (i) the initial Dividend Period, which shall commence on the Original Issue Date and end on but exclude March 15, 2022, (ii) the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 or Section 6, which shall end on and include the day immediately preceding the redemption date with respect to the shares of Series A Preferred Stock being redeemed, and (iii) the Dividend Period during which any shares of Series A Preferred Stock shall be purchased pursuant to Section 5, which shall end on and include the day immediately preceding the purchase date with respect to the shares of Series A Preferred Stock being purchased).
The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a federal legal holiday nor a day on which banking institutions in New York City are authorized or required by applicable law, regulation or executive order to close.
(b) Notwithstanding anything contained in this Section 2 to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the terms and provisions of any of the Corporation’s agreements relating to its indebtedness prohibit the authorization, declaration or payment or setting aside for payment of such dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment or setting aside for payment of such dividends, and whether or not such dividends are authorized or declared.
(c) Except as provided in Section 3(d) or Section 3(f), no dividends shall be declared and paid or declared and set aside for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends, on parity with or junior to the Series A Preferred Stock for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends and the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock, be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation, unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set aside for such payment.
(d) Except as provided in Section 3(f), when dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set aside) on the Series A Preferred Stock and the shares of any other class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, with respect to the declaration and payment of dividends, on parity with the Series A Preferred Stock (which, for the avoidance of doubt, shall not include the redemption or purchase of shares of any such class or series), shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior Dividend Periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.
(e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of any class or series of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided in this Section 2. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock shall accrue as of the Dividend Payment Date on which they first become payable.
(f) Notwithstanding the provisions of this Section 3, Section 5 or Section 6 and regardless of whether dividends are paid in full (or declared and a sum sufficient for such full payment is set aside for payment) on the Series A Preferred Stock or the shares of any other class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends, on parity with the Series A Preferred Stock, for any or all Dividend Periods, the Corporation shall not be prohibited or limited from (i) declaring and paying (or declaring and setting aside for payment) dividends on any shares of any class or series of capital stock of the Corporation in the form of shares of Common Stock or in the form of shares of any other class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends and the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, (ii) converting or exchanging any shares of any class or series of capital stock of the Corporation for shares of any other class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends and the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, or (iii) purchasing or otherwise acquiring shares of Series A Preferred Stock, in each case, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.
Section 4. Liquidation Preference.
(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, with respect to the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Corporation and any class or series of capital stock of the Corporation ranking, with respect to the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Stock, a liquidation preference of $25,000.00 per share of Series A Preferred Stock, plus an amount per such share equal to any accrued and unpaid dividends on such share up to, but excluding, the date of payment, without interest. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, with respect to the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, with respect to the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holder as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation, merger or conversion of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property and assets of the Corporation (which shall not, in fact, result in the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s assets to its stockholders), shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation), by dividend, redemption, purchase or other acquisition of shares of capital stock of the Corporation or otherwise, is permitted under the Delaware General Corporation Law, amounts that would be needed, if the Corporation were to be liquidated, dissolved or wound up at the time of the distribution, to satisfy the preferential rights of holders of shares of Series A Preferred Stock upon such liquidation, dissolution or winding up shall not, to the fullest extent permitted by applicable law, be added to the Corporation’s total liabilities.
Section 5. Redemption.
(a) On or after December 23, 2026, the Corporation, at its option, upon notice in accordance with Section 5(c), may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25,000.00 per share of Series A Preferred Stock, plus, subject to Section 5(d), an amount equal to any accrued and unpaid dividends on such share up to, but excluding, the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to this Section 5(a), the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Corporation. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25,000.00 per share of Series A Preferred Stock, plus an amount per such share equal to any accrued and unpaid dividends on such share up to, but excluding, the date fixed for redemption, without interest, upon such redemption following such surrender. If (i) notice of redemption of any shares of Series A Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then, from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series A Preferred Stock shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series A Preferred Stock and any class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends, on parity with the Series A Preferred Stock, for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid, or (ii) declared and a sum sufficient for the payment thereof is set aside for payment, nothing in this Certificate of Designation shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any portion of the shares of the Series A Preferred Stock (or a receipt or other instrument issued by a depository representing an interest in one or more shares or fractions of a share of Series A Preferred Stock, which shares are deposited with the depository (hereinafter,

“depositary receipts”)) or Common Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the purchase of shares of Series A Preferred Stock or Common Stock in open-market transactions duly authorized by the Board of Directors.
(b) (i) Except as provided in Section 3(f), unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set aside for payment, no shares of Series A Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or redeem, purchase or otherwise acquire directly or indirectly any class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends and the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding, on parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for shares of any class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends and the distribution of assets upon a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock).
(ii) So long as all cumulative dividends on the Series A Preferred Stock and any class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends, on parity with the Series A Preferred Stock, for all past Dividend Periods shall have been or contemporaneously are (A) declared and paid, or (B) declared and a sum sufficient for the payment thereof is set aside for payment, nothing in this Certificate of Designation shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any portion of the shares of Series A Preferred Stock (or depositary receipts) or Common Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the purchase of shares of Series A Preferred Stock (or depositary receipts) or Common Stock in open-market transactions duly authorized by the Board of Directors. Regardless of whether all cumulative dividends (A) are declared and paid, or (B) declared and a sum sufficient for the payment thereof is set aside for payment on the Series A Preferred Stock and any class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends, on parity with or junior to the Series A Preferred Stock, for all past Dividend Periods, the Corporation may purchase or acquire shares of Series A Preferred Stock (or depositary receipts) pursuant to a purchase or exchange offer made on the same or economically equivalent terms to holders of all outstanding shares of Series A Preferred Stock (or depositary receipts).
(c) Notice of redemption pursuant to the Corporation’s exercise of the Redemption Right shall be delivered or caused to be delivered by the Corporation, not fewer than 30 or more than 60 days prior to the date fixed for redemption, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by applicable law or by the applicable rules of any exchange upon which the Series A Preferred Stock (or depositary receipts) may be listed or admitted to trading, each such notice shall state: (i) the date fixed for redemption; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering uncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date; and (vii) that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed pursuant to this Section 5, the notice delivered to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(d) If the date fixed for redemption falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of shares of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to payment of the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series A Preferred Stock that surrenders such holder’s shares on such redemption date shall be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to, but excluding, such redemption date. Except as provided in this Section 5, the Corporation shall make no payment or allowance for accrued and unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock for which a notice of redemption has been given pursuant to this Section 5.

(e) If any share of Series A Preferred Stock is converted, redeemed, purchased or otherwise acquired by the Corporation, in any manner whatsoever, the share of Series A Preferred Stock so acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Series A Preferred Stock. Any share of Series A Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Corporation’s certificate of incorporation or imposed by the Delaware General Corporation Law.

Section 6. Special Optional Redemption by the Corporation.
(a) Upon the occurrence of a Change of Control (as defined below), the Corporation, at its option, upon notice of redemption in accordance with Section 6(b) delivered or caused to be delivered by the Corporation no fewer than 30 nor more than 60 days prior to the dated fixed for such redemption addressed to the holders of record of shares of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation, may redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which the Change of Control occurred for cash at $25,000.00 per share of

Series A Preferred Stock, plus, subject to Section 6(d), an amount per such share equal to any accrued and unpaid dividends on such share up to, but excluding, the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (“Special Optional Redemption Right”). No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom such notice was defective or not given. If, on or prior to the Change of Control Conversion Date (as defined below), the Corporation has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series A Preferred Stock shall not have the conversion right described below in Section 8.
A “Change of Control” occurs when, after the Original Issue Date, each of the following has occurred and is continuing:
(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of any class or series of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all shares of any class or series of capital stock of the Corporation entitled to vote generally in the election of the Corporation’s directors (except that such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii) following the closing of any transaction referred to in clause (i) above, neither the Corporation nor the acquiring or surviving entity (or, if in connection with such transaction holders of Common Stock receive Alternative Form Consideration (as defined below) consisting of common equity securities of another entity, such other entity) has a class of common securities (or depositary receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American, LLC (the “NYSE AMER”), or the Nasdaq Stock Market (“Nasdaq”) or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.
(b) In addition to any information required by applicable law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the date fixed for redemption; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering uncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date; (vii) that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock; (viii) that the shares of Series A Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control, and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control, and each share of Series A

Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption pursuant to this Section 6, will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed pursuant to this Section 6, the notice delivered to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25,000.00 per share of Series A Preferred Stock, plus an amount per such share equal to any accrued and unpaid dividends on such share up to, but excluding, the date fixed for redemption, without interest, upon such redemption following such surrender.
If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Corporation.
(c) (i) If (A) the Corporation has given a notice of redemption pursuant to the Special Optional Redemption Right, (B) the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, and (C) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then, from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest.
(ii) So long as all cumulative dividends on the Series A Preferred Stock and any class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends, on parity with the Series A Preferred Stock, for all past Dividend Periods shall have been or contemporaneously are (A) declared and paid, or (B) declared and a sum sufficient for the payment thereof is set aside for payment, nothing in this Certificate of Designation shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any portion of the shares of the Series A Preferred Stock (or depositary receipts) or Common Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the purchase of shares of Series A Preferred Stock (or depositary receipts) or Common Stock in open-market transactions duly authorized by the Board of Directors. Regardless of whether cumulative dividends (A) are declared and paid, or (B) declared and a sum sufficient for the payment thereof is set aside for payment on the Series A Preferred Stock and any class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends, on parity with or junior to the Series A Preferred Stock, for all past Dividend Periods, the Corporation may purchase or acquire shares of Series A Preferred Stock (or depositary receipts) pursuant to a purchase or exchange offer made on the same or economically equivalent terms to holders of all outstanding shares of Series A Preferred Stock (or depositary receipts).
(d) If the date fixed for redemption falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of shares of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to payment of the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series A Preferred Stock that surrenders such holder’s shares on such redemption date shall be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to, but excluding, such redemption date. Except as provided in this Section 6, the Corporation shall make no payment or allowance for accrued and unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock for which a notice of redemption has been given pursuant to this Section 6.
(e) If any share of Series A Preferred Stock is converted, redeemed, purchased or otherwise acquired by the Corporation, in any manner whatsoever, the share of Series A Preferred Stock so acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Series A Preferred Stock. Any share of Series A Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Corporation’s certificate of incorporation or imposed by the Delaware General Corporation Law.
Section 7. Voting Rights.
(a) Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 7.
(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of Series A Preferred Stock, together with the holders of all other classes or series of capital stock of the Corporation, if any, ranking, with respect to the declaration and payment of dividends, on parity with the Series A Preferred Stock, and having the right to vote or consent, together as a single class with the holders of the Series A Preferred Stock, with respect to the election of directors of the Corporation (the “Parity Preferred”), shall, voting or consenting together as a single class, be entitled to elect two additional directors to serve on the Board of Directors (the “Preferred Directors”) until all dividends accrued and unpaid on the Series A Preferred Stock for all past Dividend Periods shall have been declared and paid. Upon a Preferred Dividend Default, the number of directors constituting the Board of Directors shall be increased automatically by two directors (unless the number of directors has previously been so increased pursuant to the terms of any class or series of Parity Preferred). For the purposes of determining whether a Preferred Dividend Default has occurred or is continuing, a dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.
(c) A Preferred Director shall be elected by a plurality of the votes cast in the election of Preferred Directors and shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to Section 7(e), or such Preferred Director’s earlier death, disqualification, resignation or removal. The election of Preferred Directors shall take place at (i) either (A) a special meeting called in accordance with Section 7(d) if the request is received more than 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Corporation’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting at which Preferred Directors are to be elected, until the right of holders of Series A Preferred Stock to elect Preferred Directors shall have terminated as specified in Section 7(e).
(d) At any time when a Preferred Dividend Default has occurred or is continuing, the Secretary of the Corporation shall, unless the request is received more than 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders, call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and Parity Preferred, a special meeting of stockholders for the purpose of electing Preferred Directors by delivering (or causing to be delivered) to the stockholders entitled to vote a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock entitled to notice of and to vote at such special meeting shall, to the fullest extent permitted by applicable law, be the close of business on the third Business Day preceding the day on which such notice is delivered. The holder or holders of one-third of the outstanding shares of Series A Preferred Stock and Parity Preferred, present in person or by proxy, shall constitute a quorum for the election of the Preferred Directors except as otherwise required by applicable law. Notice of all meetings of stockholders at which holders of Series A Preferred Stock are entitled to vote in the election of Preferred Directors shall be given to such holders at their addresses as they appear in the Corporation’s stock transfer records. At any such meeting or adjournment thereof, in the absence of a quorum, subject to the provisions of applicable law, the affirmative vote of a majority of the holders of the Series A Preferred Stock and Parity Preferred present in person or by proxy, voting together as a single class, shall be sufficient to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting for the purpose of electing Preferred Directors has been given, but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, deliver or cause to be delivered, notice of such termination to holders of the Series A Preferred Stock that would have been entitled to vote at such special meeting.
(e) If and when all cumulative dividends on such Series A Preferred Stock for all past Dividend Periods shall have been declared and paid, the right of the holders of Series A Preferred Stock, voting or consenting together with the holders of any Parity Preferred, to elect the Preferred Directors, shall immediately cease (subject to revesting in the event of each and every future Preferred Dividend Default), and, unless there are outstanding shares of Parity Preferred that at such time have the right to vote or consent with respect to the election of the Preferred Directors, the term of office of each Preferred Director so elected shall automatically terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly. If the rights of holders of Series A Preferred Stock, voting or consenting together with the holders of any Parity Preferred, to elect Preferred Directors have terminated in accordance with this Section 7(e) after any record date for the determination of stockholders entitled to vote in the election of such Preferred Directors, but before the closing of the polls in such election, holders of Series A Preferred Stock outstanding as of such record date shall not be entitled to vote in such election of Preferred Directors. Any Preferred Director may be removed at any time with or without cause by the vote or consent of, and shall not be removed otherwise than by the vote or consent of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and the Parity Preferred, voting or consenting together as a single class.

So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a plurality of the votes cast in the election of Preferred Directors. Each of the Preferred Directors shall be entitled to one vote on any matter before the Board of Directors.
(f) So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock and the Parity Preferred, voting or consenting together as a single class, shall be required to: (i) authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock of the Corporation ranking, with respect to the declaration and payment of dividends or the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Stock (collectively, “Senior Capital Stock”) or reclassify any authorized shares of any class or series of capital stock of the Corporation into Senior Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Capital Stock; or (ii) amend, alter or repeal the provisions of the Corporation’s certificate of incorporation, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any powers, preferences or special rights of the Series A Preferred Stock; provided, however, with respect to the occurrence of any Event, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of the Series A Preferred Stock receive stock of the successor with substantially identical rights, taking into account that, upon the occurrence of such Event, the Corporation may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such Event shall not be deemed to materially and adversely affect such powers, preferences or special rights of Series A Preferred Stock, and, in such case, the holders of the outstanding shares of Series A Preferred Stock shall not have any voting rights with respect to the occurrence of any Event. If any Event would materially and adversely affect the powers, preferences or special rights of the Series A Preferred Stock disproportionately relative to any Parity Preferred, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, shall also be required. Notwithstanding the foregoing, and to the fullest extent permitted by applicable law, holders of shares of Series A Preferred Stock shall not be entitled to vote or consent with respect to (A) any increase in the total number of authorized shares of all capital stock of the Corporation or the total number of authorized shares of Common Stock or Preferred Stock, (B) any increase or decrease in the number of authorized shares of Series A Preferred Stock, the issuance of additional shares of Series A Preferred Stock (or depositary receipts), or the creation or issuance of any other class or series of capital stock of the Corporation, or (C) any increase in the number of authorized shares of any other class or series of capital stock of the Corporation; provided that, in each case referred to in clause (A), (B) or (C) above, such class or series capital stock of the Corporation ranks on parity with or junior to the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up. Except as set forth in this Section 7, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the vote or consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including, without limitation, an Event, regardless of the effect that such corporate action or Event may have upon the voting powers, if any, and the preferences and relative, participating, optional or other special rights or privileges, if any, and the qualifications, limitations or restrictions, if any, of the Series A Preferred Stock.

(g) Intentionally omitted.
(h) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice pursuant to this Certificate of Designation, and the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of such shares of Series A Preferred Stock.
(i) In any matter in which the Series A Preferred Stock may vote or consent together as a single class with any Parity Preferred (as expressly provided in this Section 7), each share of Series A Preferred Stock shall be entitled to one vote per $25,000.00 of liquidation preference.
Section 8. Conversion. The shares of Series A Preferred Stock are not convertible into or exchangeable for any shares of any other class or series of capital stock of the Corporation, except as provided in this Section 8.
(a) Upon the occurrence of a Change of Control, each holder of outstanding shares of Series A Preferred Stock shall have the right, unless, on or prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date, into a number of shares of Common Stock per share of Series A Preferred Stock to be converted, equal to the lesser of (the “Common Stock Conversion Consideration”) (i) the quotient obtained by dividing (A) the sum of (x) the $25,000.00 liquidation preference per share of Series A Preferred Stock to be converted, plus (y) the amount per such share equal to any accrued and unpaid dividends on such share up to, to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date, is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends shall be included in such sum), without interest, by (B) the Common Stock Price (as defined below), and (ii) 1.7059 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any stock splits, subdivisions or combinations or the declaration and payment of a dividend in the form of shares of Common Stock to the holders of outstanding shares of Common Stock, in each case, occurring after the Original Issue Date (in each case, a “Share Split”) as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to giving effect to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to giving effect to such Share Split.
In the case of a Change of Control pursuant to which outstanding shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of outstanding shares of Series A Preferred Stock shall receive, upon conversion of such shares of Series A Preferred Stock in such

Change of Control, the kind and amount of Alternative Form Consideration which such holder would have received or been entitled to receive upon such Change of Control, had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”, and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”). In the event that holders of outstanding shares of Common Stock have the opportunity to elect the form of consideration to be received by them upon the conversion of outstanding shares of Common Stock in such Change of Control, the Conversion Consideration shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that participated in such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that participated in such an election (if electing between more than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of outstanding shares of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable upon the conversion of outstanding shares of Common Stock in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 8(c).
The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of outstanding shares of Common Stock is solely cash, the amount of cash consideration per such share of Common Stock, or (ii) if the consideration to be received in the Change of Control by holders of outstanding shares of Common Stock is other than solely cash, (x) the average of the closing sale prices per share of Common Stock on the principal U.S. securities exchange on which the Common Stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one, in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.
(b) No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock pursuant to this Section 8. In lieu of fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of Series A Preferred Stock of any holder that are converted pursuant to this Section 8, that holder shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price. If more than one share of Series A Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. No failure to give or defect in such notice shall affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, on or prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to the Redemption Right or the Special Optional Redemption Right, the holder will not be able to convert shares of Series A Preferred Stock designated for redemption and such shares of Series A Preferred Stock will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.
(d) The Corporation shall issue a press release for publication on the Dow Jones & Corporation, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event, prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 8(c) to the holders of Series A Preferred Stock.
(e) In order to exercise the Change of Control Conversion Right, a holder of outstanding shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates, if any, representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the transfer agent for the Series A Preferred Stock. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of this Certificate of Designation. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Corporation (“DTC”).
(f) Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent for the Series A Preferred Stock prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal shall state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been delivered by a holder pursuant to Section 8(e), the certificate numbers of the shares of withdrawn Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g) Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised, and for which the conversion notice has not been properly withdrawn, shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, on or prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the shares of Series A Preferred Stock pursuant to the Redemption Right or the Special Optional Redemption Right. If the Corporation elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25,000.00 per share of Series A Preferred Stock, plus an amount per share equal to any accrued and unpaid dividends on such share up to, but excluding, the date fixed for redemption, without interest.
(h) The Corporation shall deliver or cause to be delivered the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i) If any share of Series A Preferred Stock is converted, redeemed, purchased or otherwise acquired by the Corporation, in any manner whatsoever, the share of Series A Preferred Stock so acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Series A Preferred Stock. Any share of Series A Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Corporation’s certificate of incorporation or imposed by the Delaware General Corporation Law.
Section 9. No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except as expressly provided in this Certificate of Designation.
Section 10. Record Holders. To the fullest extent permitted by applicable law, the Corporation and its transfer agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.
Section 11. No Maturity or Sinking Fund. The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock.
Section 12. Exclusion of Other Rights. The Series A Preferred Stock shall not have any voting powers, or preferences or relative, participating, optional or other special rights or privileges or qualifications, limitations or restrictions, other than as expressly set forth in the Corporation’s certificate of incorporation (including, for the avoidance of doubt, this Certificate of Designation).

Section 13. Headings of Subdivisions. The headings of the various subdivisions of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions.
Section 14. Severability of Provisions. If any of the voting powers or preferences and relative, participating, optional, or other special rights or privileges, or qualifications, limitations or restrictions of the Series A Preferred Stock set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional, and other special rights and privileges, if any, and qualifications, limitations and restrictions, if any, of Series A Preferred Stock set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and none of the voting powers, if any, preferences and relative, participating, optional, or other special rights or privileges, if any, or qualifications, limitations or restrictions, if any, of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.
Section 15. No Preemptive Rights. No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of any class or series of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of any class or series of capital stock of the Corporation.
Section 16. Waiver. The voting powers, if any, of the Series A Preferred Stock and the preferences and relative, participating, optional, and other special rights and privileges, if any, and the qualifications, limitations or restrictions, if any, of the Series A Preferred Stock may be waived as to all shares of Series A Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the consent or agreement of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, consenting or agreeing separately as a single class.

* * *
17